UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2016

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) are filing this Current Report on Form 8-K to provide information regarding the cost estimate for Mississippi Power’s integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”) and the related recognition of charges to income.
The information in Items 2.02 and 7.01 in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.02.	Results of Operations and Financial Condition.

The information set forth below in Item 8.01 related to the updated cost estimate for completing the Kemper IGCC and the related recognition of charges to income is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

On April 26, 2016, Mississippi Power submitted its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through March 2016 (the “March PSC Report”) to the Mississippi Public Service Commission (the “Mississippi PSC”) pursuant to Docket No. 2009-UA-14.  A copy of the March PSC Report is furnished as Exhibit 99.01 to this Current Report on Form 8-K. The March PSC Report includes information regarding the cost estimate and projected schedule for the Kemper IGCC, including the schedule for the “A” and “B” gasifiers.

Item 8.01.	Other Matters.

See MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power, and Note 3 to the financial statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of each company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”) for additional information regarding the construction of the Kemper IGCC, including: (1) the cost cap set by the Mississippi PSC of $2.88 billion, net of $245 million of grants awarded to the project by the U.S. Department of Energy under the Clean Coal Power Initiative Round 2 (the “DOE Grants”) and excluding the cost of the lignite mine and equipment, the cost of the carbon dioxide pipeline facilities, allowance for funds used during construction (“AFUDC”), and certain general exceptions, including change of law, force majeure, and beneficial capital (which exists when Mississippi Power demonstrates that the purpose and effect of the construction cost increase is to produce efficiencies that will result in a neutral or favorable effect on customers relative to the original proposal for the Certificate of Public Convenience and Necessity) (the “Cost Cap Exceptions”) and (2) the expected in-service date and related cost estimate.
In connection with the filing of its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through February 2016, Mississippi Power disclosed that it was continuing to conduct repairs and modifications to the refractory lining inside each of the gasifiers and to inspect and evaluate the need for additional refractory work, which could impact the projected in-service date and/or the related cost estimate for the Kemper IGCC. In connection with this evaluation, Mississippi Power continues to expect that the Kemper IGCC will be placed in service during the third quarter 2016 and has revised its previous cost estimate, which included projected costs through August 31, 2016, to include projected additional schedule costs through September 30, 2016.
Accordingly, the March PSC Report contains a further increase in the cost estimate subject to the cost cap for the Kemper IGCC of approximately $35 million, representing the recognition of additional schedule costs through September 30, 2016. Since the filing of the Form 10-K, Mississippi Power has reported additional estimated costs subject to the cost cap in the aggregate amount of approximately $18 million. The total estimated Kemper IGCC cost subject to the $2.88 billion cost cap as of March 31, 2016 was approximately $5.35 billion, net of the DOE Grants and excluding the Cost Cap Exceptions. Mississippi Power does not intend to seek rate recovery for any costs related to the construction of the Kemper IGCC that exceed the $2.88 billion cost cap, net of the DOE Grants and excluding the Cost Cap Exceptions. As a result of this revised cost estimate, Southern Company and Mississippi Power recorded total pre-tax charges to income for the estimated probable losses on the Kemper IGCC of approximately $53 million ($33 million after-tax) during the first quarter 2016.
Any extension of the in-service date beyond September 30, 2016 is currently estimated to result in additional base costs of approximately $25 million to $35 million per month, which includes maintaining necessary levels of start-up labor, materials, and fuel, as well as operational resources required to execute start-up and commissioning activities. However, additional costs may be required for remediation of any further equipment and/or design issues identified. Any extension of the in-service date with respect to the Kemper IGCC beyond September 30, 2016 would also increase costs for the Cost Cap Exceptions, which are not subject to the $2.88 billion cost cap established by the Mississippi PSC. These costs include AFUDC, which is currently estimated to total approximately $14 million per month, as well as carrying costs and operating expenses on Kemper IGCC assets placed in service and consulting and legal fees of approximately $2 million per month.
The analysis of the time needed to complete the start-up and commissioning activities for the Kemper IGCC will continue until the remaining Kemper IGCC assets are placed in service. Further cost increases and/or extensions of the in-service date may result from factors including, but not limited to, labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under operating or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities for this first-of-a-kind technology (including major equipment failure and system integration), and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by the Mississippi PSC). In subsequent periods, any further changes in the estimated costs to complete construction and start-up of the Kemper IGCC subject to the $2.88 billion cost cap, net of the DOE Grants and excluding the Cost Cap Exceptions, will be reflected in Southern Company’s and Mississippi Power’s statements of income and these changes could be material.
The ultimate outcome of this matter cannot be determined at this time.

Exhibit

Exhibit 99.01
Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through March 2016 to the Mississippi Public Service Commission submitted by Mississippi Power Company pursuant to Docket No. 2009-UA-14.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and the March PSC Report is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for the completion of construction and start-up of the Kemper IGCC. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: changes in tax and other laws and regulations to which Mississippi Power is subject as well as changes in application of existing laws and regulations; the ability to control costs and avoid cost overruns during the development and construction of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under operating or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities (including major equipment failure and system integration), and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by the Mississippi PSC); the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; actions related to cost recovery for the Kemper IGCC, including the ultimate impact of the 2015 decision of the Mississippi Supreme Court, the Mississippi PSC’s December 2015 rate order, and related legal or regulatory proceedings, Mississippi PSC review of the prudence of Kemper IGCC costs and approval of further permanent rate recovery plans, actions relating to proposed securitization, satisfaction of requirements to utilize grants, and the ultimate impact of the termination of the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association; and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2016	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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